Exhibit 3.2
BYLAW AMENDMENTS
     Sections 2.2, 3.1, 3.2 and 3.3 of the Second Amended and Restated Bylaws of Biogen Idec Inc. have been amended, and a new Section 8.8 has been added as follows, with deletions indicated by strike-throughs and additions indicated by underlining:
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2.2 Annual Meeting
     Annual meetings of stockholders shall be held each year at such place, date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect ~~the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election)~~directors to hold office until the ~~third succeeding~~next annual meeting of stockholders after their election and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except in a contested election, the vote required for the election of a director by the stockholders shall be the affirmative vote of a majority of the votes cast in favor of or against a nominee. In a contested election, directors shall be elected by a plurality of the votes so cast. A contested election shall be one in which there are more nominees than positions on the Board to be filled at the meeting as of the fourteenth (14th) day prior to the date on which the corporation files its definitive proxy statement with the Securities and Exchange Commission. Any subsequent amendment or supplement of the definitive proxy statement shall not affect the status of the election. The stockholders shall also transact such other business as may properly be brought before the meeting.
     To be properly brought before the annual meeting, nominations of persons for election to the Board must be made in accordance with the procedures set forth in Section 3.1.
     Subject to the last paragraph of this Section 2.2, to be properly brought before the annual meeting, business other than nominations of persons for election to the Board must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the Chairman of the Board or the Chief Executive Officer, (b) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof) or the Chairman of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a stockholder of record of the corporation at the time of giving of notice of meeting pursuant to Section 2.4 and at the time of the meeting, who is entitled to vote at the meeting and who otherwise complies with this Section 2.2. For any proposed business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) above of this paragraph, the proposed business must constitute a proper matter for stockholder action. Any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than ninety (90)

days nor more than one hundred twenty (120) days in advance of the first anniversary of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than (30) days before or more than (60) days after the first anniversary of the previous year’s annual meeting of stockholders, notice by the stockholder must be received by the Secretary of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series and number of shares of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner and a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation and a representation that the stockholder will notify the corporation in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a description of any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (vii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal and (ix) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder as amended from time to time (collectively, the “1934 Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.
     Except as otherwise provided by law, the Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (viii) above of this Section 2.2), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such proposed business may have been received by the corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     Compliance with this Section 2.2 and Section 3.1 shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 or Rule 14a-11 under the 1934 Act).
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3.1 Number, Election, Tenure and Qualifications
     The number of directors that shall constitute the entire Board initially shall be twelve (12); provided, however, that the number of directors that shall constitute the entire Board shall be fixed from time to time by resolution adopted by a majority of the entire Board. ~~The classes of directors that shall constitute the entire Board shall be as provided in the certificate of incorporation of the corporation.~~

     The directors shall be elected at the annual meetings of the stockholders, except as otherwise provided in Section 3.2 below, and each director elected shall hold office until such director’s successor is elected and qualified, unless sooner displaced.
     Subject to the last paragraph of this Section 3.1, and subject to the rights of holders of any class or series of preferred stock, nominations of persons for election to the Board by or at the direction of the Board may be made (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof, or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice of meeting pursuant to Section 2.4 and at the time of the meeting, who is entitled to vote for the election of directors at the applicable meeting and who complies with the notice procedures set forth in this Section 3.1. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than (30) days before or more than (60) days after the first anniversary of the previous year’s annual meeting of stockholders, notice by the stockholder must be received by the Secretary of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially and of record by the person, (iv) a statement as to the person’s citizenship, (v) the completed and signed representation and agreement described below, (vi) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the 1934 Act, and (vii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and record address of the stockholder and of such beneficial owner, if any, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner and a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation and a representation that the stockholder will notify the corporation in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.
     To be eligible to be a nominee for election or reelection as a director of the corporation (or, in the case of a nomination brought under Rule 14a-11 of the 1934 Act, to serve as a director of the corporation), a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3.1 or, in the case of a nomination brought under Rule 14a-11 of the 1934 Act, prior to the time such person is to begin service as a director) to the Secretary of the corporation at the principal executive offices of the corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
     Notwithstanding anything in the third sentence of the third paragraph of this Section 3.1 to the contrary, in the event that the number of directors to be elected to the Board is increased effective at the annual meeting and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders, a stockholder’s notice required by this Section 3.1 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice of meeting pursuant to Section 2.4 and at the time of the meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.1. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by the third paragraph of this Section 3.1 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (vi) above of this Section 3.1), and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3.1, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

     Compliance with Section 2.2 and this Section 3.1 shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 or Rule 14a-11 under the 1934 Act).
3.2	Enlargement and Vacancies
     The number of members of the Board may be increased at any time as provided in Section 3.1 above. Sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board, and ~~each director~~any directors so ~~chosen~~elected shall hold office until the next annual meeting of stockholders after their election ~~at which the term of the class to which they have been elected expires and until such director’s successor is~~and until their successors are duly elected and qualified or until ~~such director’s~~their earlier resignation, removal from office, death or incapacity. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of one or more vacancies in the Board, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancies are filled.
3.3 Resignation and Removal
     Any director may resign at any time upon written notice to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board may be removed, ~~but only for~~with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified in the certificate of incorporation of the corporation.
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8.8 Exclusive Jurisdiction
     The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action brought on behalf of the corporation and (2) any direct action brought by a stockholder against the corporation or any of its directors or officers alleging a violation of the Delaware General Corporation Law, the corporation’s certificate of incorporation or bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the corporation; in each case excluding actions in which the Court of Chancery of the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts and can be subject to the jurisdiction of another court within the United States.